UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported)

August 19, 2014

U.S. HIGHLAND, INC.
(Exact Name of Registrant as Specified in its Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

000-54624

(Commission File Number)

1411 N. 105th East Avenue

Tulsa, Oklahoma 74116

 (Address of principal executive offices)

(918) 895-8300

 (Registrant's telephone number, including area code)

N/A

 (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

SECTIONS 8 – OTHER EVENTS

Item 8.01 Other Events

On July 8, 2014, the Company filed civil actions against John R. Fitzpatrick, III, its former Chief Executive Officer, President, chief financial officer, and a former director of the Company, and against Steven (“Posie”) Pfaff, the former and Director of Manufacturing of the Company. The petitions allege that Mr. Fitzpatrick and Mr. Pfaff breached the terms and conditions of their employment agreements with the Company, the conversion of property belonging to the Company, and by filing false and wrongful claims with the Oklahoma Department of Labor.

During August 2014, Mr. Fitzpatrick and Mr. Pfaff each filed an answer and counterclaims in the civil action against the Company, Mr. Robert Harris, the Chairman of the Board of Directors, and Mr. David Lubin, legal counsel to the Company. The counterclaims against the Company allege a breach of their employment agreements with the Company and defamation; and also alleged a counterclaim against Mr. Lubin for alleged intentional and tortious interference with economic opportunity, and against Mr. Harris for alleged intentional and tortious interference with contract and prospective economic advantage. The counterclaims of Mr. Fitzpatrick and Mr. Pfaff each seek damages in excess of $150,000 and also seek unspecified punitive damages.

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. HIGHLAND, INC.

Date: September 10, 2014	By:	/s/ Josh W. Whitaker
Josh W. Whitaker
Interim President and Chief Executive Officer